UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2011
BIODEL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33451	90-0136863

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

100 Saw Mill Road Danbury, Connecticut	06810

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (203) 796-5000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the completion of the Offering (as defined below), on May 17, 2011, Biodel Inc. (the “Company”) filed the Certificate of Designation of Series A Convertible Preferred stock (the “Certificate of Designation”) with the Delaware Secretary of State. The Certificate of Designation sets forth the powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A Preferred Stock (as defined below). Each share of Series A Preferred Stock is convertible into one share of Common Stock (as defined below) at any time at the option of the holder, provided that the holder will be prohibited from converting Series A Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.98% of the total number of shares of Common Stock then issued and outstanding. In the event of the Company’s liquidation, dissolution or winding up, holders of the Series A Preferred Stock will receive a payment equal to $0.01 per share of Series A Preferred Stock before any proceeds are distributed to the holders of Common Stock. After the payment of this preferential amount, and subject to the rights of holders of any class or series of capital stock hereafter created specifically ranking by its terms senior to the Series A Preferred Stock, holders of Series A Preferred Stock will participate ratably in the distribution of any remaining assets with the Common Stock and any other class or series of the Company’s capital stock hereafter created that participates with the common stock in such distributions. Shares of Series A Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series A Preferred Stock will be required to amend the terms of the Series A Preferred Stock or the Certificate of Designation. The Series A Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors.

Item 8.01.	Other Events.
     On May 18, 2011, the Company completed its previously announced registered direct offering, issuance and sale (the “Offering”). The final amount of securities issued in the Offering was an aggregate of (i) 12,074,945 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), (ii) 1,813,944 shares of preferred stock that the Company has designated as the Series A Convertible Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”) and (iii) warrants to purchase 9,027,772 shares of Common Stock (the “Warrants”). The Offering was conducted pursuant to a placement agency agreement (the “Placement Agency Agreement”) with William Blair & Company, L.L.C. and JMP Securities LLC as placement agents.
     A copy of the final Placement Agency Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of the Certificate of Designation is attached as Exhibit 4.6 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Certificate of Designation and Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the securities sold in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.
The following exhibits are filed with this report on Form 8-K:

1.1	Placement Agency Agreement, dated May 12, 2011, among Biodel Inc. and the several placement agents named therein.

4.6	Certificate of Designation of Series A Convertible Preferred Stock.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIODEL INC.
Date: May 19, 2011	By:	/s/ Gerard Michel
Gerard Michel
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Placement Agency Agreement, dated May 12, 2011, among Biodel Inc. and the several placement agents named therein.

4.6	Certificate of Designation of Series A Convertible Preferred Stock.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)